Exhibit 99.2

VIRAGE LOGIC CORPORATION

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

On August 14, 2007, Virage Logic Corporation (the “Parent”), completed its acquisition of Ingot Systems, Inc., (“Ingot”). The following unaudited pro forma condensed combined balance sheet as of June 30, 2007 and the unaudited pro forma condensed combined statements of operations data for the nine months ended June 30, 2007 and year ended September 30, 2006 are based on the historical consolidated financial statements of the Parent and Ingot. The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The pro forma financial statements are not necessary indicative of what the combined Parent’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

•

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007, combines the historical consolidated balance sheets of the Parent as of June 30, 2007 and Ingot as of June 30, 2007, giving effect to the acquisition as if it had occur on June 30, 2007.

•

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2006 combines the historical consolidated statement of operations of the Parent for the year ended September 30, 2006 and the historical consolidated statement of operations of Ingot for the year ended December 31, 2006, giving effect to the acquisition as if it had been completed on October 1, 2005. Although the respective fiscal year end periods of the Parent and Ingot are different, such periods end within 93 days of each other and, therefore, are combined for presentation as permitted under Rule 11.02 of Regulation S-X.

•

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended June 30, 2007, combines the historical consolidated statements of operations of the Parent for the nine months ended June 30, 2007 and Ingot for the nine months ended June 30, 2007, giving effect to the acquisition as if it had been completed on October 1, 2006.

•

The in-process technology research and development (IPR&D) expense has been excluded from the unaudited pro forma condensed combined consolidated statement of operations for the nine months ended June 30, 2007 and year ended September 30, 2006 due to its non-recurring nature.

These unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the:

•	Separate historical financial statements of the Parent as of and for the year ended September 30, 2006 included in the Parent’s Annual Report on Form 10-K;

•

Separate historical financial statements of the Parent as of and for the nine months ended June 30, 2007 included in the Parent’s Quarterly Report on Form 10-Q for the nine month period ended June 30, 2007; and

•	Separate historical financial statements of Ingot as of and for each of the years ended December 31, 2006 and December 31, 2005 included in this Current Report on Form 8-K/A.

VIRAGE LOGIC CORPORATION

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting in accordance with SFAS No. 141. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. In the Unaudited Pro Forma Condensed Combined Balance Sheet, the Parent’s cost to acquire Ingot has been allocated to the assets acquired and liabilities assumed based upon their respective fair values as of the date of acquisition. The amounts allocated to the acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Balance Sheet are based on management estimates of fair value as of August 14, 2007, the completion date of the acquisition. A preliminary valuation of the intangible assets was performed by an independent third party, and was used as the basis for management’s consideration of fair values of the intangible assets reflected in these unaudited pro forma condensed combined financial statements.

VIRAGE LOGIC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2007

(In thousands)

	Historical Parent June 30, 2007	Historical Ingot June 30, 2007	Pro forma	Note 2		Pro Forma Combined
ASSETS:
Current assets:
Cash and cash equivalents	$14,666	$64	$(2,716)	(c	)	$12,014
Short-term investments	43,796	—	—			43,796
Accounts receivable, net	9,431	4	—			9,435
Costs in excess of related billings on uncompleted contracts	1,070	1,087	(1,087)	(b	)	1,070
Current deferred tax assets	1,527	198	—			1,725
Prepaid expenses and other	3,782	80	—			3,862
Taxes receivable	2,105	287	—			2,392

Total current assets	76,377	1,720	(3,803)			74,294
Equipment and leasehold improvements, net	3,938	50	—			3,988
Goodwill	9,782	—	1,075	(c	)	10,857
Other intangible assets, net	1,706	—	1,100	(c	)	2,806
Deferred tax assets	13,236	—	—			13,236
Long-term investments	20,438	—	—			20,438
Other long-term assets	481	—	—			481

Total assets	$125,958	$1,770	(1,628)			$126,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$829	$12	—			$841
Accrued expenses	4,756	57	—			4,813
Loans from officers	—	170	—			170
Deferred revenue	7,801	1,670	(1,670)	(b	)	7,801
Income taxes payable	2,680	3	—			2,683

Total current liabilities	16,066	1,912	(1,670)			16,308
Deferred tax liabilities	692	—	—			692

Total liabilities	16,758	1,912	(1,670)			17,000

Commitments and contingencies
Stockholders’ equity:
Common stock	23	23	(23)	(a	)	23
Additional paid-in capital	134,667	19	(19)	(a	)	134,667
Accumulated other comprehensive income	873	6	(6)	(a	)	873
Accumulated deficit	(26,363)	(190)	190	(a	)	(26,363)
	—	—	(100)	(c	)	(100)

Total stockholders’ equity	109,200	(142)	42			109,100

Total liabilities and stockholders’ equity	125,958	1,770	(1,628)			126,100

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2006

(In thousands)

	Historical Parent September 30, 2006	Historical Ingot December 31, 2006	Pro forma	Note 2		Pro Forma Combined
Revenues:
License	$43,214	$488	$2,099	(d	)	$45,801
Services	—	2,099	(2,099)	(d	)	—
Royalties	16,089	—	—			16,089

Total revenues	59,303	2,587	—			61,890

Cost and expenses:
Cost of revenues	14,803	2,039	—			16,842
Research and development	21,407	720	—			22,127
Sales and marketing	16,858	382	—			17,240
General and administrative	10,319	185	275	(e	)	10,779

Total cost and expenses	63,387	3,326	275			66,988

Operating loss	(4,084)	(739)	(275)			(5,098)
Interest income and other income (expenses), net	3,325	(3)	—			3,322

Income (loss) before income taxes	(759)	(742)	(275)			(1,776)
Income tax provision (benefit)	120	(355)	—			(235)

Net loss	$(879)	$(387)	$(275)			$(1,541)

Basic and Diluted	$(0.04)					$(0.07)

Number of weighted average shares (Note 3)	22,812					22,812

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2007

(In thousands)

	Historical Parent June 30, 2007	Historical Ingot June 30, 2007	Pro forma	Note 2		Pro Forma Combined
Revenues:
License	$24,433	$35	$802	(d	)	$25,270
Services	—	802	(802)	(d	)	—
Royalties	8,945	—	—			8,945

Total revenues	33,378	837	—			34,215

Cost and expenses:
Cost of revenues	9,972	446	—			10,418
Research and development	15,201	637	—			15,838
Sales and marketing	11,467	357	—			11,824
General and administrative	6,871	178	206	(e	)	7,255
Restructuring charges	580	—	—			580

Total cost and expenses	44,091	1,618	206			45,915

Operating loss	(10,713)	(781)	(206)			(11,700)
Interest income and other income (expenses), net	2,878	(6)	—			2,872

Income (loss) before income taxes	(7,835)	(787)	(206)			(8,828)
Income tax provision (benefit)	(3,606)	(417)	—			(4,023)

Net loss	$(4,229)	$(370)	$(206)			$(4,805)

Basic and Diluted	$(0.18)					$(0.21)

Number of weighted average shares (Note 3)	23,096					23,096

See notes to the unaudited pro forma condensed combined financial statements.

VIRAGE LOGIC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Purchase price:

On August 14, 2007, Virage Logic Corporation completed its acquisition of Ingot Systems, Inc. The total consideration paid for Ingot’s common stock was $1.8 million. In addition, the Parent incurred legal and accounting fees and transaction costs for a total of $0.9 million related to the acquisition. The following tables summarize the components of the total purchase price and the estimated allocation (in thousands):

Allocation
Total cash consideration for Ingot common stock	$1,754
Legal and accounting fees	484
Other transactional costs	478

Total estimated purchase price	$2,716

The following tables summarize the preliminary components of the identifiable intangible assets by independent third party valuation expert (in thousands):

Intangible Assets
Existing technology	$300
In-process technology (IPR&D)	100
Core technology	500
Customer relationships	300

Total	$1,200

2.	Pro forma adjustments:

Pro forma adjustments are necessary to reflect the estimated purchase price and transaction costs, to eliminate Ingot’s intangibles and equity accounts and to reflect changes in amortization charges resulting from these pro forma adjustments. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To eliminate Ingot’s historical equity accounts and accumulated deficit in accordance with SFAS No. 141.

(b)	To eliminate Ingot’s deferred revenue of $1.7 million and the related costs in excess of billings on uncompleted contracts of $1.1 million as of June 30, 2007 in accordance with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

(c)	To reflect the preliminary purchase price including consideration paid to Ingot and transactional costs of $2.7 million due to the acquisition, as shown above. The preliminary purchase price has been allocated to the fair value of identifiable intangible assets based on preliminary independent valuation, consisting of core technology, existing technology, and customer relationship of $1.1 million, to in-process research and development charges of $0.1 million, and to net tangible assets of $0.4 million. The excess of purchase price over the net fair value of the tangible and intangible assets acquired and liabilities assumed resulted in goodwill of $1.1 million.

(d)	To record the reclassification of Ingot historical financials to conform to the presentation of the Parent.

(e)	To record amortization of purchased intangibles of $0.2 million and $0.3 million for the nine months ended June 30, 2007 and for the year ended September 30, 2006, respectively, using an estimated life of four years.

3.	Unaudited pro forma combined net loss per share:

The unaudited pro forma combined basic and diluted loss per common share is computed by dividing the pro forma combined net loss by the Parent’s historical weighted average number of common shares outstanding.